UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2022

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 6, 2022, Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Evercore Group L.L.C. (each, an “agent” and, collectively, the “agents”), and the forward purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $200 million through the agents, as its sales agents or, if applicable, as forward sellers (as defined below), or directly to the agents acting as principals. The program does not obligate the Company to offer and sell any specific number of shares, or any shares at all, and, subject to compliance with applicable laws and the terms of the Distribution Agreement, may be suspended or terminated any time.

Sales of shares of Common Stock, if any, made through the agents, as the Company’s sales agents or, if applicable, as forward sellers pursuant to the Distribution Agreement, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The agents are not required to sell any specific number or dollar amount of shares of the Company’s Common Stock but will use their commercially reasonable efforts consistent with the their normal trading and sales practices as the Company’s sales agents or as forward sellers and subject to the terms of the Distribution Agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement to sell the shares of the Company’s Common Stock, as instructed by the Company, and, in the case of shares offered through such agents as forward sellers, the relevant forward purchaser. The shares of the Company’s Common Stock offered and sold through the agents, as its sales agents or as forward sellers, pursuant to the Distribution Agreement will be offered and sold through only one agent on any given day.

Each agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of the Company’s Common Stock sold through it as its sales agent. Under the terms of the Distribution Agreement, the Company may also sell shares of its Common Stock to each of the agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its Common Stock to any agent as principal, the Company will enter into a separate terms agreement with the agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the Company will pay the applicable agent, acting as forward seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of Common Stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals reflecting the funding cost embedded in the initial forward price and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The Distribution Agreement contemplates that, in addition to the issuance and sale by the Company of shares of its Common Stock to or through the agents, the Company may enter into separate forward sale agreements, with each of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch, or one of their respective affiliates (in such capacity, each, a “forward purchaser,” and collectively, the “forward purchasers”). If the Company enters into a forward sale agreement with any forward purchaser, the Company expects that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant affiliate agent, acting as sales agent for such forward purchaser, shares of Common Stock to hedge such forward purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of shares of its Common Stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, although, as discussed below, the Company will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares the Company has agreed to sell under such forward sale agreement. If the Company elects or is deemed to have elected to physically settle any forward sale agreement by delivering shares of its Common Stock, the Company will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of Common Stock as to which the Company has elected or is deemed to have elected physical settlement, subject to the forward price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends the Company expects to declare on its Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

The Company intends to use the net proceeds, if any, it receives from the issuance and sale of any shares of its Common Stock to or through the agents and any net proceeds it receives pursuant to any forward sale agreements with the relevant forward purchasers for general corporate purposes, which may include repaying amounts outstanding under the Company’s unsecured credit facility.

In addition, the Company currently maintains a share repurchase plan and as of March 31, 2022, the Company had $144.8 million remaining under the plan for stock repurchases. The share repurchase program does not obligate the Company to repurchase any specific number of shares and, subject to compliance with applicable laws, may be suspended or terminated at any time without prior notice. The Company will not utilize its share repurchase plan on any day that the Company’s Common Stock is offered and sold through the agents, as its sales agents or forward sellers as described above (other than with respect to the net settlement of the Company’s restricted stock grants and restricted stock units).

Any shares of Common Stock that may be offered and sold pursuant to the Distribution Agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on May 6, 2022 (File No. 333-264756) and a prospectus supplement dated May 6, 2022 and an accompanying prospectus dated May 6, 2022 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. An opinion of Latham & Watkins LLP with respect to the validity of shares of the Company’s Common Stock that may be issued and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Distribution Agreement (which includes, as an exhibit thereto, the form of a forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the Distribution Agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the Distribution Agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Distribution Agreement, dated as of May 6, 2022, by and among Kennedy-Wilson Holdings, Inc., and J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Evercore Group L.L.C., as agents and/or principals and (except in the case of Evercore Group L.L.C.) forward sellers, and JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch, as forward purchasers.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1	Form of forward sale agreement, between Kennedy-Wilson Holdings, Inc. and a forward purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: May 6, 2022